UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2018

TGS International Ltd.
(Exact name of registrant as specified in Charter)

Nevada	333-217451	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Suite 1023, 10/F., Ocean Centre

5 Canton Rd., Tsim Sha Tsui

Kowloon, Hong Kong

(Address of Principal Executive Offices)

+852.2116.3863

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

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Item 1.01 Entry into a Material Definitive Agreement.

As described in Item 2.01 below, TGS International Ltd. (the “Company,” the “Registrant” “we,” “us,” and “our”) and Arcus Mining Holdings Limited (“Arcus”) entered into a Share Exchange Agreement, dated September 14, 2018 (the “Share Exchange Agreement”), with Chi Kin Loo, Billion Plus Limited, First Fortune Investment Limited, Great Win Limited and Master Value Holdings Limited (the "Selling Stockholders"), pursuant to which the Selling Shareholders agreed to sell all of their ordinary shares of Arcus to the Company in exchange for an aggregate of 7,000,000 shares of common stock of the Company. Arcus, through its wholly owned subsidiaries, is engaged in the exploration, mining, processing and sale of fluorite in Mongolia. The closing of this transaction (the “Closing”) occurred on September 14, 2018 (the “Closing Date”).

Item 2.01 Acquisition or Disposition of Assets

On September 14, 2018, the Company entered into a Share Exchange Agreement with Arcus and the Selling Stockholders, pursuant to which the Selling Shareholders agreed to sell all of their ordinary shares of Arcus to the Company in exchange for an aggregate of 7,000,000 shares of common stock of the Company. On the Closing Date, Arcus transferred its mining business to the Registrant. The directors and stockholders of the Company and of Arcus have approved the Share Exchange Agreement and the transactions contemplated thereunder (the “Transaction”).

DESCRIPTION OF BUSINESS

HISTORY OF TGS INTERNATIONAL LTD.

The Company was established on December 1, 2016 in Nevada, USA. On December 21, 2016, TGS International Ltd. acquired TGS Building Products Ltd. of Alberta (“TGS Alberta”) as its wholly subsidiary. TGS Alberta was established in March, 2016 in Alberta, Canada with focus in the sale and installation of PVC wall and ceiling panels in addition to renovation business in North America. TGS Alberta has worked closely with a PVC products manufacturer in China to bring the Company’s newly-formulated PVC products into Canada. From and after the Closing Date, at which time Arcus transferred its mining business to the Registrant, the Company’s primary operations will consist of the prior operations of Arcus.

ARCUS MINING HOLDINGS LIMITED

Arcus is an investment holding company whose wholly owned subsidiaries were principally engaged in the exploration, mining, processing and sales of fluorite in Mongolia.

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Arcus currently owns three fluorite projects through its subsidiaries. Its official mining licenses in Mongolia are shown below:

Details of Three Fluorite Projects transferred to the Registrant by Arcus

Mining Project	Fluorite Resource	Covered Area	License No.	Expiration Date	Current Status

Altan Ovoo (Mine A)	4.62 million tons	39.35 hectare (97.24 acres)	MV-009918	March 29, 2037	Pre-feasibility study completed

Oosmonskogo 1 (Mine B)	0.63 million tons	98.37 hectare (243.08 acres)	MV-016819	April 28, 2041	Trial production tested in 2016 and 2017.

Oosmonskogo 2 (Mine C)	To be explored	300.96 hectares (743.59 acres)	MV-017305	April 23, 2043	Ready for exploration

According to the staged exploration results, there are abundant resources as well as a large potential to expand the resource base of the mines, laying a solid foundation for the sustainable development of the Company.

Arcus strove to create more value through efficiency in mining. The initial expected annual production capacity of fluorite ("CaF2") for 2018 and 2019 is described below:

Types	Metallurgical Grade	Ornamental Grade
CaF2 Content	80% 90%	N.A.
Estimated Capacity in 2018	3,000 tonnes trial product	500 tonnes
Estimated Capacity in 2019	30,000 tonnes annual production (processed from 15,000 tonnes crude ore) + 10,000 tonnes stock + 5,000 tonnes fluorite trading	2,000 tonnes
Final Product	Granule/Powder	Crude ore

Arcus intends to start producing powdered products in 2019.

For 2018, most of the metallurgical grade fluorite will be transported and sold to steel manufacturing companies and agents in Tianjin, a major port city in northeastern China, while the balance will be sold to distributors in Erenhot, Inner Mongolia.

One production line has been installed at Mine B and connected by truck to the warehouse in Baganuur, Mongolia, where the existing railway system connects to all the major delivery points. A second production line will be installed when required.

The demand for metallurgical grade fluorite in China and other Asian countries currently exceeds supply, and current market conditions are expected to continue for the foreseeable future, creating excellent opportunities for the Company. Inherent uncertainties in the mining industry as well as the changing legal and political environment in Mongolia potentially bring additional business risks, as detailed under “Risk Factors” below.

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Nevertheless, there are several areas where Arcus expects outperform the market:

•	Abundant fluorite resources for a long-term sustainable business;

•	Experience in mine construction, mining and marketing of fluorite;

•	Low operating costs; and

•	Convenient access to a continually improving transportation network.

In summary, the Company intends to make full use of Mongolia's fluorite resource advantages and market under the guidance of our experienced management team.

Arcus Company Background

The founders and the management of Arcus have extensive experience in the mining industry in Africa, China, Russia and Mongolia. Their industrial experience includes exploration, mining and mineral investment. With extensive experience in the manufacture and sale of fluorite and related products, Arcus believes the Company will be able to produce the raw material needed for various high standard industrial products, including the manufacture of acid-grade fluorite, metallurgical grade fluorite, ceramics and more.

To better coordinate its Mongolian subsidiaries and its Hong Kong head office, and to mitigate political risks, Arcus engaged Shi Yongchun (“Mr. Shi”), a former chairman of the Ulaanbaatar branch of Xinhua News Agency, as its deputy general manager. Mr. Shi worked in Mongolia for 37 years beginning in 1976 and is proficient in Mongolian. With his close connections with the press offices of various Mongolian government departments and the press community, Mr. Shi can give constructive advice to Arcus regarding the Company’s future development.

To meet ever-changing demands from customers, Arcus established a management team comprised of several experienced persons in the industry, as well as financial and marketing experts from international and local markets. The mines use advanced production equipment to produce high-quality products for the market.

In 2014, the Mongolian Parliament waived several restrictions on issuing new minerals exploration licenses and introduced a series of new regulations to encourage foreign investments in the Mongolian mining sector. Arcus is well positioned to take advantage of new opportunities in this promising business environment.

Arcus Company Structure

Arcus indirectly holds three fluorite projects in Mongolia through its wholly owned subsidiaries incorporated in Hong Kong, namely Best Metro (Hong Kong) Limited, China Aim (Hong Kong) Limited, which in turn wholly own Mongolian based fluorite mining companies Khan Shashir LLC ("Khan Shashir"), Shek Hung Gold LLC ("Shek Hung") respectively. Arcus Hong Kong Limited wholly own the PRC based Best Metro Import & Export Trading (Inner Mongolia) Limited as a trading arm.

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Shek Hung currently owns a project called Altan Ovoo ("Mine A"), while Khan Shashir owns the mines Oosmonskogo ("Mine B") and Oosmonskogo 2 ("Mine C").

Mining Licenses

The three fluorite projects in Mongolia are Altan Ovoo ("Mine A"), Oosmonskogo ("Mine B") and Oosmonskogo 2 ("Mine C").

The three projects have all been issued official mining licenses. The mining licenses allow the holder the right to conduct mining activities throughout the license areas and to construct structures within the license areas that are related to its mining activities.

Mine A is located in Uul-Bayan soum, Sukhbaatar province, 530 kilometers ("km") from Ulaanbaatar, the capital of Mongolia. Mine A's mining license, reference number MV-009918, is valid until March 29, 2037. Mine A covers an area of 39.35 hectares (97.24 acres).

Mine B is located in the Bayan-Ovoo soum, Khentii province, 440 km from Ulaanbaatar. Mine B's license, reference number MV-016819, is valid until April 28, 2041. Mine B covers an area of 98.37 hectares (243.08 acres).

Mine C is adjacent to Mine B. Mine C's license, reference number MV-017305, is valid until April 23, 2043. Mine C covers an area of 300.96 hectares (743.59 acres).

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The location map and licenses of Mines A, B and C are shown below:

Resources and Reserves

After years of exploration, a significant potential for high grade fluorite resources for Mine A and Mine B has been positively demonstrated.

The historic exploration of Mine A and Mine B can be divided into three phrases:

•	An investigation conducted by the former Soviet Union governmental agencies in the last century;

•	An investigation conducted by an independent consultant from the United States in 2012; and

•	An investigation conducted by SRK Consulting in 2014, a leading mining consulting services provider.

Arcus' own geological team will search for other resources through continued exploration in the areas surrounding existing deposits.

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Mine A

Phase 1: Investigation conducted by former Soviet Union government agencies in 1980’s

The former Soviet Union politically governed Mongolia between 1925 and 1991. Its governmental agencies performed the first systematic exploration on Mine A between 1985 and 1987. Only one vein was located, east-trending with a strike length of 600 to 700 meters. The major work performed included drilling and digging six trenches three to four meters deep along the vein.

According to a survey report stored at the Mineral Resource Authority of Mongolia prepared by the former Soviet Union government agencies, Mine A has inferred resources of 6.35 million tons with an average of 30% CaF2.

Phase 2: Investigation conducted by an independent surveyor in 2012

Since the date of the report by the Soviet Union governmental agencies, 27 new holes were drilled (2,916 m) underneath the trenches excavated in the 1980s to investigate the resource in Mine A. Most holes were drilled vertically or at an angle of 60° to the north, as the vein dips approximately 45° to the south.

Based on the samples obtained from the core holes drilled and historical surface trench assays, the independent United States explorer estimated an inferred resource of approximately 6.18 million tons with an average grade of 30% CaF2 for Mine A, very similar to the estimation by the Soviets.

Phase 3: Investigation conducted by SRK Consulting

Considering the advice from the independent explorer on the possibility of re-drilling some core holes to increase output of Mine A and Mine B, Arcus formally engaged SRK Consulting to perform a formal survey on both mines.

In late 2014, a specialist from SRK Consulting visited both Mine A and Mine B. SRK Consulting collected 43 extra drill core samples in Mine A during its visit. Analysis performed on data from these samples allowed SRK Consulting to define an indicated resource for Mine A of approximately 1.95 million tons and an inferred resource of around 2.5 million tons with an average CaF2 content of 34%. This is substantially lower than the historic figures but at a better grade. In addition, more confidence can be placed in these resource figures as they were obtained in accordance with the JORC Code. (The JORC Code is the Australasian code for reporting of exploration results, mineral resources and ore reserves. It is a professional code of practice that sets minimum standards for public reporting of minerals exploration results, mineral resources and ore reserves.)

Mine B

Phase 1: Investigation conducted by former Soviet Union government agencies in 1930s to 1950s

Former Soviet Union governmental agencies performed the first systemic exploration on Mine B in 1937 and continued until approximately 1950. The main vein located was north-striking. It was traced by trenching and defined to be at least 400 meters in length in the 1940’s.

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Major work performed in Phase 1 included:

1.	Over 160 trenches dug along the vein surface, which are now mostly deteriorated;

2.	Over 35 vertical drill holes; and

3.	A 35-meter underground tunnel along the main vein zone.

According to a survey report stored at the Mineral Resource Authority of Mongolia, prepared by the former Soviet Union governmental agencies, Mine B has an inferred resource of 0.52 million tons with an average of 80% CaF2 content in 1950.

Survey Report for Mine B provided by the Mineral Resource Authority of Mongolia

A Russian geological investigation report, including a mineral estimation, was produced by the USSR in 1951. The mineral estimation was conducted in accordance with Soviet standards, and the results are presented in the table below.

Phase 2: Investigation conducted by an independent surveyor in 2012

The Company has drilled 9 vertical core holes with an aggregate length of 877 meters in 2011 to update information on Mine B. Based on the samples obtained from the 9 vertical core holes drilled and assays of 4 drill hole cores in the Soviet Union period, the independent surveyor estimated an inferred resource of approximately 2.35 million tons with an average grade of 43% CaF2 of Mine B.

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Phrase 3: Investigation conducted by SRK Consulting

During the site visit to Mine B, the specialist consultant from SRK Consulting observed that most of the fluorite ores in Mine B have a grade of more than 90% CaF2 and could be used for ornamental and lapidary purposes.

Comparing the report by the former Soviet Union with the data from 2012, it was concluded that the resource figure of the Soviet report was too low. According to SRK Consulting, Mine B has an Indicated Resource of 0.5 million tons and an Inferred Resource of around 0.23 million tons. Based on the samples taken by SRK Consulting, the average in situ grade CaF2 is 67%.

Mine C

No exploration or resource estimate has been done on Mine C, but initial surface investigations suggest that the resource of Mine B may extend onto the license of Mine C.

Future development

The Company is planning to continue with a second round of exploration in Mine A, Mine B and Mine C. The primary objective would be to gain a better understanding of the geological structure to assist in mine planning and to upgrade the identified inferred resource to the indicated resource category.

According to SRK Consulting, the drill holes in Mine A do not provide consistent coverage of all areas. Therefore, another round of exploration would allow a more detailed understanding of the resource allocation and help upgrade much of the inferred resource into the indicated resource category. This will be followed by a pre-feasibility study at Mine A and by full feasibility studies for Mine A and Mine B. These feasibility studies will be conducted by Arcus' experienced team, assisted by external specialist consultants where necessary.

Mine C is adjacent to Mine B, and given the large cover area of Mine C, we are optimistic regarding the resources of Mine C. Based on preliminary estimates by the geologists, it is possible that the resource of Mine C could be greater than that of Mine B. Conducting a thorough exploration of the resource will allow better planning on mining Mine C and ensure sustainability of the Company’s growth.

Operations

Currently, Mine B is in trial production while Mine A is expected to be put into operation in 2019.

There are two types of products available from Mine B, metallurgical grade fluorite and ornamental grade fluorite. Metallurgical grade fluorite is sold mainly to steel manufacturers for use as flux in steel production. Ornamental grade fluorite is used by ornamental craftsman to produce decorative art pieces and jewelry. The residual of the ornamental grade will be processed to produce interior decoration materials.

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Workflow of Operations

The formal operation of the Company involves several steps as shown below:

Mine Preparation

Preparing a mine involves investigation, exploration, evaluation and the construction of necessary infrastructures and utilities facilities, among other tasks.

Both Mine A and Mine B are now equipped with the necessary facilities, but the infrastructure in Mine B is more comprehensive. The basic facilities information of Mine A and Mine B are shown below:

	Mine A	Mine B
Water Resources	Drilled water wells	Drilled water wells
Electricity Resources	Local wind turbine generators	Bayan-Ovoo soum electrical power grid
Mining Method	Open pit mining	Underground mining
Shafts	Not applicable	3 in production, 2 under construction

Water Resources

It is probable that there is sufficient water from drilled wells for mining and processing operations in Mine A and Mine B. Several such wells have been completed at both Mine A and Mine B. All the water will be recycled, but in the dry climate, evaporation is high.

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Electricity Resources

Mine B is currently connected to the Bayan-Ovoo soum electrical power grid. Power generation in Mine A is currently supported by a set of wind turbines. Both Mine A and Mine B have sufficient power to meet daily usage, and each has two sets of contingent diesel generators.

Infrastructures

At Mine B, the construction of offices, living quarters and explosive stores have been completed. Of the four shafts built in Mine B, one shaft has been excavated with a 150 meter long development drive in the fluorite ore. Annual crude ore production is estimated to be 8,000 tons. The second shaft, excavated with a 180 meter long development, is configured with an annual crude ore production of 6,000 tons. The third shaft has been configured with an annual crude ore production of 4,000 tons. The remaining shaft has an annual crude ore production of 12,000 tons. Construction on excavating an underground tunnel to connect the four shafts is in progress which the completion date of works is tentatively scheduled in 2019. The total tonnages that can be excavated from these four shafts in 2019 is 30,000 tons, which will be refined in the production line to produce 15,000 to 18,000 tons of granular products and powdered products for sales. Since a fifth shaft is planned to be constructed, the annual crude ore production cannot be estimated at the moment. The new shaft is expected to support continuous growth in production scale.

Mining activities are halted for the winter break, which takes place between January and March every year. Since mining activities are conducted underground, which is more dependent on the weather condition, the winter break for the mining activities is one month longer than the winter break for the production line. Formal mining is expected to commence in 2019.

Currently, one gravity separation production line has been installed at Mine B to prepare for the formal production of fluorite granule in 2019. Another production line will be installed when production warrants it.

Mine A is planned as an open pit mine because the mineralization outcrops on the surface are relatively easy to begin mining. Four temporary offices and storage containers have been set up at Mine A. Since the resource in Mine A is large, management plans to develop Mine A in stages. Mining of the open pit is expected to commence in 2019, while the deeper ores will be subjected to further exploration.

Mine A is planned to produce fluorite powder. The appropriate processing plant, with sufficient capacity, will be installed based on the production tests that are currently being conducted. Management is optimistic that mining and processing will commence in 2019, and that installation of the processing plant will be completed in 2019, as well, given market demand and our cash flow position. Each production line is configured for a full production of 80,000 tons of fluorite powder annually.

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Mining

Mine A is not yet in production, but it is expected that a flotation refining procedure will be utilized and that the delivery point will be the Jinzhou port in the Liaoning province of China. The operations described below currently apply only to Mine B but can serve as a general reference regarding the future production of Mine A.

Refining

The Company will not outsource its core fluorite processing to third parties. Major fluorite processing of metallurgical grade fluorite includes gravity separation, which refines the fluorite granules, followed by sorting the granules by sizes in accordance with a customer’s needs. For ornamental grade fluorite, crude ore does not require much processing.

The major machines employed in Mine B are the shakers and the jiggers. A jigger is a vertical container where a pulsing action divides ores into different layers according to their densities. When sorted by a shaker, ore is placed on a horizontal water surface, and the shaker applies longitudinal forces. As ores of different densities respond to longitudinal forces, they are sorted accordingly. Both shakers and jiggers are common tools in conducting gravity selection, but jiggers mainly divide coarse ores into different size groups (30 mm - 80 mm) and shakers mainly refine smaller ores (3 mm – 10 mm or 1 mm – 3 mm).

Currently, one production line is constructed onsite at Mine B and is undergoing final testing and calibration. The fluorite production line will recommence when workers return from the winter break.

The estimated capacities of metallurgical grade fluorite and ornamental grade fluorite in 2018 were 3,000 tons and 500 tons, respectively. The estimated capacities of metallurgical grade fluorite and ornamental grade fluorite in 2019 are 30,000 tons and 2,000 tons, respectively. The planned sales of 30,000 tons of metallurgical grade in 2019 consists of 15,000 tons from production, 10,000 tons from stock at the warehouse and 5,000 tons from fluorite trading.

Storage

Arcus owns a warehouse facility in Baganuur, 310 kilometers from Mine B. Rails have been constructed to connect the warehouse with the existing railway network. A local transportation company, Global Guur Trans. Co. LLC, will deliver the fluorite from Mine B to the warehouse by truck, from which the fluorite can be exported to Erenhot in Inner Mongolia via the existing railway system.

Because of the scarcity of ornamental crude ore of comparable quality in the market, management has decided the Company should control its supply quantity to maximize its profit. Five percent to ten percent of the Company’s ores of the highest quality will be stored at its warehouse until the optimum profit can be realized.

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Due to the relatively short distance to the railway station, delivery will not be interrupted during the winter break.

Delivery

The existing major sales points of the Company are Erenhot in Inner Mongolia and Tianjin. Delivery of the ore is accomplished mainly by rail to Erenhot and Tianjin and from there to overseas customers by ship. The intended delivery point prior to shipping overseas for Mine A is the Jinzhou port in the Liaoning province of China.

Major delivery routes are shown below:

Red signs represent the Mines and the warehouse; green signs represent key delivery points; red lines represent delivery by truck; dotted lines represent delivery by train.

Sales and Marketing

From 2016 throughout 2018, Arcus ran trial production and planned to sell metallurgical grade fluorite through distributors in Erenhot as they have a strong sales network. In 2019, the Company intends to further expand its sales. Some of the target customers include Korean steel manufactures such as POSCO and Hyundai Hysco.

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Customers

The Company intends to develop a pool of customers to reduce its distribution risk. The Company’s targeted customer base is set forth below:

•	Korean steel manufacturers such as POSCO and Hyundai Hysco.

•	Chinese steel manufacturers.

•	Other foreign steel manufacturers (e.g., Japanese, Indian, American, etc.).

•	Sculptors and decorative art companies.

•	Online sales platforms.

•	Fluorochemical companies, mainly in China due to large demand.

•	Chinese and other foreign aluminum manufacturers.

•	Chinese interior decoration material manufacturers.

The Market for Fluorite in Mongolia

Fluorite and its Applications

Fluorite, commercially termed as fluorspar, is a transparent halide mineral of various colors, composed primarily of calcium fluoride (CaF2). Fluorite is the dominant source for the chemical element fluorine. Due to its unique chemical properties, fluorine is largely irreplaceable in its use. The major applications of fluorite and the corresponding requirement of content percentage are summarized below:

Most of the world demand for fluorite is for acid-grade fluorite, which is used to manufacture hydrofluoric acid, a feedstock for many different chemical processes. The second greatest demand is for metallurgical grade fluorite, used as flux in steel and aluminum production. A small portion is produced as ceramic grade fluorite for the manufacture of ceramics and enamels due to the high content percentage requirement.

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Demand for Fluorite

Due to the widespread uses of fluorite, demand has grown throughout the last decade. According to Roskill Information Services Ltd. (“Roskill”), a mineral consulting firm, Chinese domestic consumption grew at an impressive 9% compound annual growth rate ("CAGR") between 2000 and 2012, compared with 3.4% globally. Roskill forecasts a continuing growth of global fluorite consumption in the next two decades to slightly above 6.5 million tons by 2030. In 2018, China is projected to consume more than half of all demand at an estimated 3.59 million tons of fluorite.

Supply of Fluorite

Though the Chinese fluorite market is rapidly growing, not every country is able to capitalize on this opportunity. In 2013, global fluorite reserves were estimated at approximately 240 million tons, concentrated mainly in a few countries such as South Africa, Mexico, China and Mongolia. These four countries share approximately half of the world's fluorite reserves.

According to the U.S Geological Survey, China has been the largest fluorite producing country for a decade. Nevertheless, fluorite deposits in China generally contain a lower CaF2 content, averaging 34.7%. Deposits with CaF2 content over 60% make up only 8% of the nation's reserve, and only 2% of its deposits contain content as high as 80% CaF2

The Chinese Market

To prevent a shortage of fluorite resources as a result of increased mining, the Chinese government has taken preventative measures, including placing limits on exploration and entry into the market, to protect their resources.

After the Ministry of Industry and Information Technology of China released two lists of designated fluorite producers in 2012 and 2013, fluorite output in China showed a downward trend. Conversely, Mongolia, the second largest fluorite producing country in Asia, has been increasing its production volume. Almost all of its fluorite production was exported. Mongolia thus is in a good position to supplement China's shortage in fluorite production in the coming years. Additionally, Mongolian fluorite producers are able to reach the Chinese market at a cheaper price than those in South Africa or Mexico due to the close proximity of the two countries and existing rail networks.

Competition

There are a number of listed companies that are primarily focused on mining fluorite. We have presented them in the table set forth below.

Comparable company	Mexichem	Tertiary	Do-Fluoride
Country	Mexico	United Kingdom	China
Exchange Listed	Mexico	London AIM	Shenzhen
Location of fluorite deposit	Mexico	Sweden, Norway and Nevada, USA	China

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Patents, Trademarks, Licenses, Franchises, Concessions and Royalty Agreements

Licenses

The three projects owned by the Company all hold official mining licenses from the Mineral Resources and Petroleum Authority of Mongolia. The mining licenses allow the holder the right to conduct mining activities throughout the license areas and to construct structures within the license areas that are related to its mining activities.

Mine A is located in Uul-Bayan soum, Sukhbaatar province, 530 kilometers from Ulaanbaatar, the capital of Mongolia. Mine A's mining license, reference number MV-009918, is valid until March 29, 2037. Mine A covers an area of 39.35 hectares (97.24 acres)

Mine B is located in the Bayan-Ovoo soum, Khentii province, 440 kilometers from Ulaanbaatar. Mine B's license, reference number MV-016819, is valid until April 28, 2041. Mine B covers an area of 98.37 hectares (243.08 acres).

Mine C is adjacent to Mine B. Mine C's license, reference number MV-017305, is valid until April 23, 2043. Mine C covers an area of 300.96 hectares (743.59 acres).

Government Approval and Regulation of the Company’s Principal Products or Services

The Mongolian Law of Mineral Resources governs our operations. The Company endeavors to ensure the safe and lawful operation of its facilities in its operations and the distribution of its products and believes it is in compliance in all material respects with applicable laws and regulations.

Employees

The Company currently has approximately 100 employees.

Principal Executive Offices

Our principal executive office is located at Suite 1023, 10/F., Ocean Centre, 5 Canton Rd., Tsim Sha Tsui, Kowloon, Hong Kong.

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Filing Status

We file reports with the Securities and Exchange Commission (“SEC”). You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

RISK FACTORS

Before investing in our common stock you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings. Our business, financial condition and the trading price of our common stock could be adversely affected by these and other risks.

Risks Related to our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

The Company is in the process of developing its mines and bringing its fluorite products to the market. Accordingly, we have a limited operating history. You should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving geographical areas such as Mongolia. Some of these risks and uncertainties relate to our ability to:

•	offer products of sufficient quality to attract and retain a larger customer base;

•	attract additional customers and increase spending per customer;

•	increase awareness of our products and continue to develop customer loyalty;

•	respond to competitive market conditions;

•	respond to changes in our regulatory environment;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business; and

•	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

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Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in this section and the following factors may affect our operating results:

•	Our ability to continue to attract customers;

•	Our ability to generate revenue from the product we offer;

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses; and

•	Our focus on long-term goals over short-term results.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

Our business operations may be adversely affected by present or future governmental regulations or political changes.

Mongolia, the country where the Company’s mines are situated, is currently undergoing rapid development. Our operations may be affected by changes to Mongolian regulation of the mining sector or changing levels of political involvement in mining.

The Mongolian Parliament passed an amendment to the Minerals Law on July 1, 2014 to ease certain restrictions on the mining industry and also to give some incentives to foreign mining companies and investors. These changes have clarified many areas of the law and settled issues around government interests in mines of national or strategic importance. These changes have brought potential benefits to the Company. Visits paid by Chinese president Xi Jinping to Mongolia have indicated Chinese support for strengthening cooperation between Mongolian and Chinese entities in the future. Corresponding lobbying by the Chinese government may help ensure that the Mongolian government respects the rights of foreign mining companies investing in Mongolia.

Deviations between inferred resources and actual mineable resources may have an adverse effect on the Company’s results.

Actual mine output usually deviates to a certain extent when compared to the inferred resource, as every estimation model is based on certain assumptions made in the calculation. In order to enhance estimation accuracy and maximize output quantity and quality, the Company engaged SRK Consulting, a leading mining consultant company, to conduct a detailed resource and reserve assessment. However, there can be no assurance as to the accuracy of SRK Consulting’s estimate.

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Adverse weather conditions may limit the periods during which the Company may conduct its operations or may cause a disruption in its utilities or the delivery of its products to its customers.

Due to the severe weather in Mongolia during the winter, we have scheduled a regular winter break between January and March for mining activities and between January and February for processing every year. However, it is possible that severe weather conditions may occur outside their normal range in some years, which would hinder the Company’s mining and production operations and require the extension of the scheduled winter break. Severe weather may also cause a disruption in the Company’s essential utilities. Although the production lines will be roofed to minimize the impact of severe weather and the Company will maintain a backstock of ore to reduce the chances of production suspension from interruptions in mining, there can be no assurance that these measures will be adequate to compensate for the effects of especially severe weather. As a further precaution, we will also maintain a sufficient inventory level in our Baganuur warehouse to secure a continuous supply to customers during the winter, but there can be no assurance that our rail and trucking transportation methods will not be disrupted by weather events.

We may suffer losses resulting from industry-related accidents.

Despite the safety precautions taken by the Company in its mining operations, there can be no assurance that we will not suffer losses resulting from industry-related accidents. To minimize the occurrence of industrial incidents, we regularly monitor mine site construction in order to identify and implement practical protective measures.

We may not be successful in implementing important strategic initiatives, which may have a material adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in a material adverse impact on our business and financial results. These strategic initiatives are designed to drive long-term shareholder value and improve our results of operations.

We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

Increased competition could reduce our profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources, and may successfully mimic and adopt our business models. We cannot assure you that we will be able to successfully compete against new or existing competitors.

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Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

We intend to expand our operations and plan to expand as rapidly as possible. The continued growth of our business will result in, substantial demand on our management, operational and other resources. In particular, the management of our growth will require, among other things:

•	increased sales and sales support activities;

•	improved administrative and operational systems;

•	enhancements to our information technology system;

•	stringent cost controls and sufficient working capital;

•	strengthening of financial and management controls; and

•	hiring and training of new personnel.

As we continue this effort, we may incur substantial costs and expend substantial resources. We may not be able to manage our current or future operations effectively and efficiently or compete effectively in new markets we enter. If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

Attracting skilled personnel are essential to growing our business.

We face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

We may need additional capital and we may not be able to obtain it at acceptable terms, or at all, which could adversely affect our liquidity and financial position.

We may need additional cash resources due to changed business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

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Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, our securities;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flow;

•	Mongolian governmental regulation; and

•	economic, political and other conditions in Mongolia.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

We do not have a majority of independent directors serving on our board of directors. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

We have limited insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited insurance products. We have determined that the risks of disruption or liability from our business, the loss or damage to our property, including our facilities, equipment and office furniture, the cost of insuring for these risks, and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption, litigation or property insurance coverage for our operations in China except for insurance on some company owned vehicles. Any uninsured occurrence of loss or damage to property, or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. We have not evaluated our internal control systems in order to allow our management to report on our internal controls on a consolidated basis as required by the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”).

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As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of SOX 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Lack of experienced officers of publicly-traded companies may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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Risks Relating to Our Securities

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our common stock, which is listed on the Over-the-Counter Pink Sheets, and there can be no assurance that a trading market will develop further or be maintained in the future.

The market price of our common stock may be volatile.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Pink Sheet quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely impact investors in our stock.

OTC Pink Sheet securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC Pink Sheet reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

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Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our stock. We plan to retain any future earnings to finance growth.

DESCRIPTION OF PROPERTY

The Company’s corporate headquarters is located at Suite 1023, 10/F., Ocean Centre, 5 Canton Rd., Tsim Sha Tsui, Kowloon, Hong Kong. We believe that our existing mining and processing facilities in Mongolia, which are described above, are well maintained and in good operating condition, and will be sufficient for our production goals for the next year.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Forward-Looking Statements

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should carefully review the risks described in this 8-K filed with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

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Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this report to the “Company,” “Arcus” “we,” “us,” or “our” are to Arcus Mining Holdings Limited.

Corporate Overview

Arcus Mining Holdings Limited is a company incorporated in the Republic of Seychelles on June 17, 2014. The Company’s fiscal year ended is December 31. The company’s administrative address is Suite 1023, 10/F., Ocean Centre, 5 Canton Road, Kowloon, Hong Kong and the telephone number is +852-2116 3863.

Arcus Mining Holdings Limited and its subsidiaries are engaged in fluorite mining operations in Mongolia, including the processing and sales of fluorite products. Up to June 30, 2018 and the date of this report, the Company owns three mining rights in Mongolia (Mining license numbers: MV-016819, MV-017305 and MV-009918). Only one of the mines is in trial production as of the date of this Form 8-K. Mine A (MV-009918) is in a pre-feasibility stage. Production at Mine B (MV-016819) is expected to commence in 2019. Mine C (MV-017305) is still in the exploration stage. Trial production commenced in Mine B in 2015 and is ongoing. Facilities for powdered products are expected to be installed at Mine B in early to mid-2019, and put it into use in the third quarter of 2019.

According to the staged exploration results, there are an abundant of resources, as well as large potential to expand the resource base of the mines, laying a solid foundation for sustainable development of the Company.

We intend to achieve our long-term strategy of increasing production and expanding our proven and probable reserves through development and exploration. Our strategic plan requires that we manage multiple challenges and risks inherent in conducting mining, development and exploration.

Fluorite prices are influenced by a number of factors beyond our control. While we believe global economic and industrial trends could result in continued demand for the fluorite, prices have been volatile but are trending upward in 2018. There can be no assurance that this trend will continue.

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The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, together with notes thereto, which are included in this report.

Results of Operations

The following summary of our results of operations and other comprehensive loss, for the period ended December 31, 2017 and 2016.

	Year ended December 31,
	2017	2016
	$	$
Net sales	295,262	416,532
Cost of sales	(474,434)	(822,570)
Gross loss	(179,172)	(406,038)
Other operating income	-	25,790
Administrative expenses	(800,863)	(1,162,632)
Loss from operations	(980,035)	(1,542,880)
Other income	36	15,047
Interest expense	(250,970)	(239,632)
Loss before provision for income taxes	(1,230,969)	(1,767,465)
Provision for income taxes	-	-
Net loss	(1,230,969)	(1,767,465)
Other comprehensive income / (loss), net of tax:
Foreign currency translation adjustments, net of tax	135,385	(417,565)
Comprehensive loss	(1,095,584)	(2,185,030)
Net loss per share:
Basic net loss per share	$(12,309.68)	$(17,674.63)
Diluted net loss per share	$(12,309.68)	$(17,674.63)

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The following summary of our results of operations and other comprehensive loss, for the three months ended June 30, 2018 and 2017, and six months ended June 30, 2018 and 2017.

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	-	49,156	-	197,318
Cost of sales	(121,570)	(73,919)	(137,491)	(192,490)
Gross (loss)/profit	(121,570)	(24,763)	(137,491)	4,828
Administrative expenses	(268,779)	(233,992)	(531,506)	(442,274)
Loss from operations	(390,349)	(258,755)	(668,997)	(437,446)
Other income	11	51,402	28,764	51,411
Interest expense	(25,661)	(62,867)	(30,698)	(125,909)
Loss before provision for income taxes	(415,999)	(270,220)	(670,931)	(511,944)
Provision for income tax	-	-	-	-
Net loss	(415,999)	(270,220)	(670,931)	(511,944)
Other comprehensive income, net of tax: Foreign currency translation adjustments, net of tax	(29,295)	84,310	(54,847)	87,380
Comprehensive loss	(445,294)	(185,910)	(725,778)	(424,564)
Net loss per share:
Basic net loss per share	$(4,159.99)	$(2,702.20)	$(6,709.31)	$(5,119.44)
Diluted net loss per share	$(4,159.99)	$(2,702.20)	$(6,709.31)	$(5,119.44)

Sales

In 2016 and 2017, we had a total sales of $416,532 and $295,262 respectively. In the first six months of 2018, we had no sales since we were upgrading the facilities, as compared to sales of $197,318 during the first six months of 2017. Those sales were mainly from the sale of fluorspar products generated from trial production at our mines.

During our scheduled trial production period, our production occurred from July to November. Those sales were treated as “trial sales” in order to test different sales channels on the fluorspar market.

Cost of sales

Cost of sales included raw material costs, mining overhead, including depreciation expenses and transportation, and handling costs related to the movement of finished goods from mines to customer designated locations. Additionally, cost of sales included customs duties, product packaging cost, the cost of tooling and inventory shrinkage, and damages.

Our total cost of sales decreased significantly from $822,570 in 2016 to $474,434 in 2017. The percentage of such reduction was approximately 42% as a result of a decrease in transportation costs. Sales in 2016 were made to customers located in Tianjin, China and Mongolia. Sales in 2017 were domestic sales within Mongolia, which resulted in decreased transportation costs.

The cost of sales decreased from $192,490 in the first six months in 2017 to $137,491, compared to the first six months of 2018. This decrease of approximately 29% was mainly attributable to decreased cost of sales in 2018.

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Gross (loss) profit

Since the Company is still in trial production, the revenue from our sales cannot cover our cost of sales, which results in a gross loss. Our gross loss decreased significantly to $179,172 in 2017 compare to $406,038 in 2016. The percentage of such reduction was approximately 56% as a result of inventory that was produced in 2016 and sold in 2017.

There was a gross loss of $137,491 in the first six months in 2018, while there was a gross profit of $4,828 in the first six months in 2017. The reason of gross profit in 2017 was mainly the result of inventories produced in 2016, but sold in January 2017.

Administrative expenses

Administrative expenses included salaries and benefits, consulting, audit, tax, legal, insurance, rent and utilities, and other general operating expenses.

Administrative expenses decreased from $1,162,632 in 2016 to $800,863 in 2017. The percentage of such reduction was approximately 31% as a result of a decrease in staff salaries and rental payments, as well as a better internal cost controls.

Administrative expenses increased from $442,274 in the first six months in 2017 to $531,506 in the first six months in 2018. The percentage of such increment was approximately 20% as a result of an increase in staff salaries and legal and professional fees.

Interest expenses

Interest expenses mainly included other loan interest and related party loan interest. For 2017 and 2016, interest expenses were $250,970 and $239,632, respectively.

Interest expenses significantly decreased from $125,909 in the first six months in 2017 to $30,698 in the first six months in 2018. The percentage of such reduction was approximately 76% as a result of the repayment of a third party loan at the end of 2017.

Requirement for Additional Capital

We are still under trial production and have limited historical information in relation to formal production and performance evaluation. We cannot guarantee we will become profitable once formal production has commenced. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, a narrow client base, limited sources of revenue, and political uncertainty in Mongolia.

The Company incurred an operating loss of $670,931 for the six-month period ended June 30, 2018 and had a stockholders’ deficiency of $7,330,072 as of June 30, 2018. Notwithstanding the operating loss incurred for the period ended June 30, 2018, and the stockholders’ deficiency as of June 30, 2018, the accompanying interim consolidated financial statements have been prepared on a going concern basis. The Company is currently in development and trial-production stage. The Company anticipates that it will have positive cash flow after the commencement of formal production.

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We have been, and intend to continue, working towards identifying and obtaining new financing sources. To date, we have been dependent on related parties for our funding needs. No assurances can be given that we will be successful in obtaining additional financing in the future. Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants will have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale down or eliminate portions of our operations or obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our expansion efforts.

Liquidity and Capital Resources

Cash and cash equivalents are short-term, highly liquid investments with original maturities of three months or less. As of June 30, 2018 and December 31, 2017, the Company’s cash was $217,796 and $38,943, respectively. There were no cash equivalents.

Our liquidity needs include (i) net cash used in operating activities that consists of (a) cash required to fund the mining site operating activities and continued expansion of our mining site and (b) our working capital needs, which include advanced payment for several mining supplies and repair and maintenance, payment of our operating expenses; and (ii) net cash used in investing activities that consists of the investments in purchasing new and additional property, plant and equipment for mining sites. To date, we have financed our liquidity needs primarily through advances from shareholders and the proceeds from loans from related parties.

Working Capital

June 30, 2018
$
Current Assets	484,723
Current Liabilities	1,339,972
Working Capital Deficiency	(855,249)

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For the year ended December 31, 2017 and 2016

The following table provides detailed information about our net cash flows for the periods indicated.

	Year ended December 31,
	2017	2016
	$	$
Net cash used in operation activities	(891,185)	(2,142,183)
Net cash used in investing activities	(35,373)	(83,328)
Net cash provided by financing actives	838,849	2,118,878
Effect of foreign currency exchange rate changes on cash	25,374	8,691
Net decreased in cash and cash equivalents	(87,709)	(106,633)

Net cash used in operating activities

Our net cash used in operating activities decreased to $891,185 in 2017 from $2,142,183 in 2016. This was mainly due to decreased net loss in 2017 as compared to 2016.

Net cash used in investing activities

Our net cash used in investing activities decreased to $35,373 in 2017 from $83,328 in 2016. This was mainly the result of the purchase of property, plant and equipment in 2017.

Net cash provided by financing activities

Our net cash provided by financing activities decreased to $838,849 in 2017 from $2,118,878 in 2016. This was mainly the result of the repayment of loans during the year. Our net cash provided by financing activities was mainly from the advance from shareholders and proceeds from loans from related parties.

For six months and three months ended June 30, 2018 and 2017

The following table provides detailed information about our net cash flows for the periods indicated below:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net cash flow provided by operating activities	(463,171)	(167,289)	(635,477)	(288,632)
Net cash used in investment activities	(76,742)	(7,877)	(80,019)	(11,376)
Net cash provided by financing activities	709,523	193,848	893,982	287,184
Effect of foreign currency exchange rate changes on cash	(1,610)	1,004	367	1,501
Net increase/(decrease) in cash and cash equivalents	169,610	18,682	178,486	(12,824)

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Net cash used in operating activities

Our net cash used in operating activities increased to $635,477 in the first six month of 2018 from $288,632 in the first six month of 2017. This was mainly due to increased net loss and decrease in accrued charges in 2018 as compared to 2017.

Net cash used in investing activities

Our net cash used in investing activities increased to $80,019 in the first six month of 2018 from $11,376 in the first six month of 2017. This was mainly the result of additional purchases of property, plant and equipment in 2018.

Net cash provided by financing activities

Our net cash provided by financing activities increased to 893,982 in the first six month of 2018 from 287,184 in the first six month of 2017. This was mainly the result of the proceeds from loans from related parties. Our net cash provided by financing activities was mainly from the advance from shareholders and proceeds from loans from related parties.

Critical Accounting Policy and Estimates

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the consolidated financial statements and the reported amounts of revenues and expenses during the financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

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Use of estimates in the preparation of consolidated financial statements

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. By their nature, these estimates and assumptions are subject to measurement uncertainty and the effect on the consolidated financial statements of changes in such estimates and assumptions in future periods could be significant. Significant areas requiring management's estimates and assumptions include valuation and impairment losses on mining rights and valuation of asset retirement obligations and exploration asset compensation. Other areas requiring estimates include depletion and amortization of mining rights, depreciation of property, plant and equipment and valuation allowance for deferred tax asset and deferred tax liabilities. Actual results could differ significantly from those estimates and assumptions.

Intangible assets

Intangible assets consist of acquired mining rights and are initially measured at fair value as at the date of acquisition. Following the initial recognition, intangible assets are stated at cost less accumulated amortization and impairment losses.

Intangible assets are amortized on the units-of-production method utilizing only proven and probable fluorite reserves in the depletion base.

Impairment of long-lived assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows or upon an estimate of fair value that may be received in an exchange transaction. Future cash flows are estimated based on quantities of recoverable minerals, expected fluorspar prices, production levels and operating costs of production and capital, based upon the projected remaining future fluorspar production from each mining site. Existing proven and probable reserves and value beyond proven and probable reserves, including mineralization that is not part of the measured, indicated or inferred resource base, are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable minerals” refers to the estimated amount of fluorspar that will be obtained after taking into account losses during processing and treatment. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, fluorspar prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties. As of June 30, 2018 and December 31, 2017, there were no impairment of long-lived assets.

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Income taxes

Deferred income taxes are provided using the asset and liability method in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, “Income Taxes”. Under this method, deferred income taxes are recognized for all significant temporary differences at enacted rates and classified as a non-current asset or liability. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all, the deferred tax asset will not be realized.

FASB ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides accounting guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interest and penalties from tax assessments, if any, are included in income taxes in the statements of operations and comprehensive income.

A tax position must be more likely than not of being sustained in order to be recognized in the consolidated financial statements. As of June 30, 2018 and 2017, the Company did not have any uncertain tax positions or accrued interest and penalties related to uncertain tax positions. The Company does not expect to have a material change to its income tax provisions in the next twelve months.

Restoration and remediation costs (Asset retirement obligations)

In Mongolia, the mining laws and regulations require the Company to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after completion of the mining activities.

Future reclamation and remediation costs, which include extraction equipment removal and environmental remediation, are accrued at the end of each period based on management's best estimate of the costs expected to be incurred for each project. Such estimates consider the costs of future surface and groundwater activities, current regulations, actual expenses incurred, and technology and industry standards.

In accordance with FASB ASC 410, “Asset Retirement and Environmental Obligations”, the Company capitalizes the measured fair value of asset retirement obligations to mineral properties. The asset retirement obligations are accreted to an undiscounted value until the time at which they are expected to be settled. The accretion expense is charged to earnings and the actual retirement costs are recorded against the asset retirement obligations when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred will be recorded as a gain or loss in the period of settlement.

On a regular basis, the Company reviews the assumptions used to estimate the expected cash flows required to settle the asset retirement obligations, including changes in estimated probabilities, amounts and timing of the settlement of the asset retirement obligations, as well as changes in any regulatory or legal obligations for each of its mineral projects. Changes in any one or more of these assumptions may cause revision of asset retirement obligations for the corresponding assets.

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Revenue recognition

On January 1, 2018, the Company early adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method. The adoption did not result in a material adjustment to the accumulated deficit as of January 1, 2018.

The Company recognizes revenue when it satisfies a performance obligation(s) in accordance with the provisions of a customer order or contract. This is achieved when control of the product has been transferred to the customer, which is generally determined when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation. The sales of the Company’s products to its customers represent single performance obligations for which revenue is recognized at a point in time. Based on the foregoing, no significant judgment is required to determine when control of a product has been transferred to a customer.

The Company measures revenue based on the consideration it expects to be entitled to receive in exchange for its products. The standard terms and conditions of customer orders and contracts does not provide its customers with the right of return (except for quality), price protection, rebates or discounts. All sales are based on firm customer orders with fixed terms and conditions, which generally cannot be modified.

Inventories

Inventories are stated at lower than cost, as determined on a first-in, first-out basis, or net realizable value. Costs of inventories include purchase and related costs incurred in transporting the products to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less cost of sale. The Company routinely reviews its inventories for their salability and for indications of obsolescence, in order to determine if inventory carrying values are higher than net realizable value. Some of the significant factors the Company considers in estimating the market value of its inventories include the likelihood of changes in the market and customer demand, and expected changes in market prices for its inventories.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 14, 2018 (after giving effect to the Transaction described in Items 1.01 and 2.10 of this Current Report) by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers as a group. As of September 14, 2018, we had 14,030,000 shares of common stock issued and outstanding. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is at Suite 1023, 10/F., Ocean Centre, 5 Canton Rd., Tsim Sha Tsui, Kowloon, Hong Kong.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

Tak Shing Eddie Wong	140,000	1.0%
Chi Kin Loo	10,612,728	75.64%
Talent World Group Limited (1)	10,612,728	75.64%
New Precision Global Limited (1)	10,612,728	75.64%
Billion Plus Limited (1)	10,612,728	75.64%
Great Win Limited (1)	10,612,728	75.64%
Kwong Bun Mak	782,600	5.58%
Brilliant New Ventures Limited (2)	782,600	5.58%
Xianqin Pan	835,100	5.95%
Empire Glory International Limited (3)	835,100	5.95%
Tak Leung Ho	782,600	5.58%
Virtue Success Global Limited (4)	782,600	5.58%
All executive officers and directors as a group (2 persons)	140,000	1.0%

_________

(1)	Talent World Group Limited, New Precision Global Limited, Billion Plus Limited and Great Win Limited are owned and controlled by Chi Kin Loo.
(2)	Brilliant New Ventures Limited is owned and controlled by Kwong Bun Mak.
(3)	Empire Glory International Limited is owned and controlled by Xianqin Pan.
(4)	Virtue Success Global Limited is owned and controlled by Tak Leung Ho.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers, Directors and Key Employees

Name	Age	Positions

Tak Shing Eddie Wong	55	Chairman of the Board of Directors, Chief Executive Officer and President

Sai Kit Leung	61	Chief Financial Officer and Secretary

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Mr. Wong, 55, has held numerous senior management positions with various Asian companies in different industries. He is currently the chief executive officer of Peak Strategy Management Co., Ltd., a Hong Kong company providing business general consultancy services. Since March 2014, Mr. Wong has been the chief consultant of Conpak Management Group, a Hong Kong company providing corporate consultancy services, and is responsible for advising on its various projects and overall development. Mr. Wong is also the chief strategy officer of Sinostar Securities Limited, a Hong Kong company offering securities trading services, and is responsible for overseeing its overall business development. Mr. Wong previously served as the chief executive officer of He Zheng Yuan Agriculture Group Limited, a PRC company focusing on agricultural trades and provision of food and beverage, from June 2016 to February 2018 and Mondo Vantaggio Pte. Ltd., a Singaporean company operating luxury multi-brand stores, from October 2014 to June 2016. Between April 2016 and December 2016, he was the chief financial officer of Happy Animation (Shenzhen) Co., Ltd., a PRC company focusing on amination and education related development. Mr. Wong holds a certificate in Hotel Business Program offered by Cartas Bianchi College of Careers. He is also a member of China Academy of Management Science and a qualified Senior Financial Planner certified by the PRC.

Mr. Leung, 61, has been the chief financial officer of Arcus Mining Holdings Limited since November 2015. Prior to joining Arcus Mining Holdings Limited, Mr. Leung had over 35 years of experience in the banking industry. In August 1975, Mr. Leung joined Nanyang Commercial Bank as a clerk. From March 1991 to August 2015, he served as the head of treasury of Nanyang Commercial Bank, and was responsible for treasury duties including cash and liquidity management, banking facilities arrangement, advising management on the treasury position of the business, short-term and long-term liquidity, preparing cash flow forecasts and performing financial modelling. Mr. Leung holds a Master Degree of Science in Financial Engineering from the City University of Hong Kong.

Audit, Nominating and Compensation Committees

We do not currently have an audit, nominating or compensation committee or committees performing similar functions. The Board of Directors as a whole performs such duties.

EXECUTIVE COMPENSATION

Executive Officer Compensation

None of our executive officers has received any compensation from the Company.

Stock Option Grants and Exercises

None of our executive officers has received any equity awards, or holds exercisable or unexercisable options.

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Employment Agreements, Termination of Employment and Change-In-Control Agreements

We have not entered into employment agreements with any of our officers, directors or employees.

Compensation of Directors

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings, but they do not receive any other compensation for serving on the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

On October 6, 2016, Arcus received a loan from the son of the director of Arcus in the amount of HK$1 million (equivalent to US$127,483 on June 30, 2018). The loan is unsecured, is not secured by collateral, is not guaranteed and bears interest at 8% per annum. The loan is due on October 5, 2018.

On October 31, 2016, Arcus received a loan from the sisters of one of the shareholders of Arcus in the amount of HK$1 million (equivalent to US$127,483 on June 30, 2018). The loan is unsecured, is not secured by collateral, is not guaranteed and bear interest at 8% per annum. The loan is due on October 30, 2018.

On May 21, 2018, Arcus received a loan from the wife of one of the shareholders of Arcus in the amount of HK$4 million (equivalent to US$509,933 on June 30, 2018). The loan is unsecured, is not secured by collateral, is not guaranteed and carries interest at a monthly rate of 3.08% for the first month and a monthly rate of 1.08% for the rest of the term. The loan is due on May 20, 2019.

DESCRIPTION OF SECURITIES

Our Company’s Articles of Incorporation provides for authority to issue 200,000,000 shares of common stock and 100,000,000 shares of preferred stock. On the Closing Date of the Transaction, the total number of shares of common stock outstanding was 14,030,000. On the Closing Date of the Transaction, we did not have any shares of preferred stock issued and outstanding.

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial conditions, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

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MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Pink Sheets under the trading symbol “TGSI.”

Our transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY, 11598, telephone: (212) 828-8436, fax: (646) 536-3179.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Share Exchange, on the Closing Date, we issued an aggregate of 7,000,000 shares of our common stock to the Selling Stockholders. We received in exchange all of the issued and outstanding shares of Arcus from the Selling Stockholders, which exchange resulted in Arcus becoming our wholly-owned subsidiary. We relied on the status of the Selling Stockholders as either accredited investors (as defined under Regulation D under the Securities Act) or as non-US persons (as defined under Regulation S under Securities Act), in connection with an exemption from Securities Act registration.

Item 5.01 Changes in Control of Registrant

On the Closing Date, we consummated the transactions contemplated by the Share Exchange Agreement, pursuant to which we acquired all of the issued and outstanding shares of Arcus in exchange for the issuance in the aggregate of 7,000,000 shares of our common stock to the Selling Stockholders, representing approximately 49.9% of our issued and outstanding common stock. Accordingly, the Transaction caused a change in control.

Other than the transactions and agreements disclosed in this Form 8-K, we know of no other arrangements which may result in a change in control of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 14, 2018, we changed our fiscal year end from February 28 to December 31. The change of the fiscal year end was approved by our Board of Directors.

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Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The consolidated audited financial statements of Arcus for the years ended December 31, 2017 and December 31, 2016 are incorporated herein by reference to Exhibits 99.1 to this Current Report on Form 8-K.

The consolidated unaudited financial statements of Arcus for the six month period ended June 30, 2018 are incorporated herein by reference to Exhibits 99.2 to this Current Report on Form 8-K.

(b) Pro Forma Financial Statements

Our unaudited pro forma consolidated financial statements are incorporated herein by reference to Exhibit 99.3 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

2.1	Share Exchange Agreement dated September 14, 2018
3.1	Articles of Incorporation*
3.2	Bylaws*
10.1	Mining Licenses and English Translations
21.1	List of Subsidiaries
99.1	Consolidated Audited Financial Statements of Arcus Mining Holdings Limited as of and for the years ended December 31, 2017 and 2016
99.2	Unaudited Interim Consolidated Financial Statements of Arcus Mining Holdings Limited as of and for the six month period ended June 30, 2018
99.3	Unaudited pro forma financial statements of the Registrant

________

* Previously filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TGS International Ltd.

Date: September 14, 2018	By:	/s/ Tak Shing Eddie Wong
Tak Shing Eddie Wong
Chairman, President and Chief Executive Officer,
(Principal Executive Officer)

Date: September 14, 2018	By:	/s/ Sai Kit Leung
Sai Kit Leung
(Principal Financial Officer and Principal Accounting Officer)

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